UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
Hiland Partners, LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-2.1
EX-2.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
     On November 3, 2009, Hiland Partners, LP, a Delaware limited partnership (the “Partnership”), announced that it had entered into Amendment No. 2 (the “Amendment”), dated November 3, 2009, to the Agreement and Plan of Merger dated as of June 1, 2009, with HH GP Holding, LLC, an Oklahoma limited liability company and an affiliate of Harold Hamm (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”), and Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership, as amended by Amendment No. 1 thereto, dated October 26, 2009 (the “Agreement”), under which Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”).
     Under the terms of the Amendment, the merger consideration payable to common unitholders of the Partnership pursuant to the Agreement increased from $7.75 to $10.00 per common unit and the end date of the Agreement was extended from November 6, 2009 until December 11, 2009. Mr. Hamm has also delivered to Parent an amendment (the “Commitment Letter Amendment”) to the funding commitment letter previously delivered to Parent on June 1, 2009 (the “Commitment Letter”), pursuant to which Mr. Hamm has committed to contribute the aggregate merger consideration contemplated under the Amendment of approximately $41.3 million.
     The Parent Parties’ obligation to effect the Merger is conditioned upon, among other things, the simultaneous consummation of the merger contemplated in the Agreement and Plan of Merger, dated as of June 1, 2009, entered into by Parent, HPGP MergerCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Holdings Merger Sub”), Hiland Holdings GP, LP, a Delaware limited partnership (“Hiland Holdings”), and Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Hiland Holdings, as amended by Amendment No. 1 thereto, dated October 26, 2009 (the “Hiland Holdings Agreement”) under which Holdings Merger Sub will be merged with and into Hiland Holdings, with Hiland Holdings continuing as the surviving entity. On November 3, 2009, Hiland Holdings announced that it had entered into Amendment No. 2 to the Hiland Holdings Agreement (the “Hiland Holdings Amendment”) to increase the merger consideration payable to common unitholders of Hiland Holdings from $2.40 to $3.20 per common unit and to extend the end date of the Hiland Holdings Agreement from November 6, 2009 until December 11, 2009. Mr. Hamm also delivered to Parent an amendment to the funding commitment letter previously delivered to Parent on June 1, 2009, pursuant to which Mr. Hamm has committed to contribute the aggregate merger consideration contemplated under the Hiland Holdings Amendment of approximately $28.2 million.
     Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Partnership and Hiland Holdings (collectively, the “Hiland Companies”) separately determined that the going-private transactions, as contemplated in the amended agreements, are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendation to the boards of directors, each conflicts committee considered, among other things, the opinion received from its respective financial advisor as the to fairness of the increased merger consideration. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Partnership and Hiland Holdings has approved the amendment to the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of the Partnership and Hiland Holdings, respectively, approve the applicable merger.
     The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment and the Commitment Letter Amendment, which are attached as Exhibit 2.1 and Exhibit 2.2 hereto, Amendment No. 1 to the Agreement, which is attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 27, 2009, and the Agreement and the Commitment Letter, which are attached as Exhibit 2.1 and Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 1, 2009.
     Item 7.01. Regulation FD Disclosure
     On November 3, 2009, the Partnership and Hiland Holdings issued a joint press release announcing that they had entered into the Amendment and the Hiland Holdings Amendment, respectively, and that each of the

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Partnership and Hiland Holdings had adjourned their respective special meeting of unitholders scheduled for November 3, 2009 to December 4, 2009. A copy of the press release is attached as Exhibit 99.1 hereto.
     The statements included in this Current Report on Form 8-K regarding any transaction with Harold Hamm and his affiliates, including statements regarding the intention to mail a supplement to the Hiland companies’ joint proxy statement and the intention to hold the special meetings on December 4, 2009, are forward-looking statements. These statements involve risks and uncertainties, including, but not limited to, the ability of the Hiland companies to receive clearance of the supplement by the SEC with a sufficient amount of time prior to the meeting date to permit distribution of the supplement, actions by regulatory authorities, market conditions, the Hiland Companies’ financial results and performance, satisfaction of closing conditions, actions by any other bidder and other factors detailed in risk factors and elsewhere in Hiland Partners’ and Hiland Holdings’ Annual Reports on Form 10-K and other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Hiland Companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Amendment No. 2, dated November 3, 2009, to the Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC.

2.2	Amendment, dated November 3, 2009, to the funding commitment letter, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (related to the Hiland Partners, LP merger).

99.1	Joint Press Release issued by Hiland Partners, LP and Hiland Holdings GP, LP on November 3, 2009.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC, its General Partner

By:	/s/ Matthew S. Harrison

Name: Matthew S. Harrison
Title: Chief Financial Officer, Vice President—Finance and Secretary
November 3, 2009

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